Exhibit 99.1

DATE: April 30, 2014

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners Reports First-Quarter 2014 Financial Results

• First-Quarter 2014 Net Income Is $352 Million, $0.36 per Common Unit

• Distributable Cash Flow (DCF) From Partnership’s Operations Up 17% from Year Ago

• Fee-based Revenue Up $63 Million or 9% vs. First-Quarter 2013

• Continue to Expect More Than 50% Growth in DCF for 2015 vs. 2013

• Partnership Reaffirms Guidance for LP per Unit Distribution Growth of Approximately 6% in each of 2014 and 2015

• Williams Partners Analyst Day Set for May 14; Management to Present on Businesses and Provide 2016 Guidance

Quarterly Summary Financial Information	1Q
Amounts in millions, except per-unit and coverage ratio amounts. All income amounts attributable to Williams Partners L.P.	2014	2013
(Unaudited)

Net income	$352	$344

Net income per common L.P. unit	$0.36	$0.50

Distributable cash flow (DCF) (1)	605	525
Less: Pre-partnership DCF (2)	(23)	(28)

DCF attributable to partnership operations	$582	$497

Cash distribution coverage ratio (1)	1.03x	1.05x

(1) Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2) This amount represents DCF from the Canadian asset dropdown (acquired February 2014) for periods prior to acquisition by the partnership.

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) announced unaudited first-quarter 2014 net income of $352 million, or $0.36 per common limited-partner unit, compared with net income of $344 million, or $0.50 per common limited-partner unit for first-quarter 2013. Prior-period results throughout this release have been recast to include the results of the assets acquired in the Canadian asset dropdown in February 2014.

The increase in net income during first-quarter 2014 is primarily due to $63 million, or 9 percent, increase in fee-based revenues, partially offset by $38 million, or 26 percent, lower natural gas liquid (NGL) margins and $18 million higher operating costs (primarily depreciation) associated with ongoing growth in our Northeast G&P segment.

Distributable Cash Flow & Distributions

For first-quarter 2014, Williams Partners generated $582 million in DCF attributable to partnership operations, compared with $497 million in DCF attributable to partnership operations in first-quarter 2013.

The $85 million increase in DCF for the quarter was driven by $63 million, or 9 percent, growth in fee-based revenues, as well as $63 million in higher Geismar results (including the benefit of expected business interruption insurance recoveries and planned plant expansion), partially offset by $38 million lower NGL margins and other changes.

Williams Partners recently announced that it increased its quarterly cash distribution to unitholders to $0.9045 per unit, a 6.7-percent increase over the year-ago amount.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Williams Partners’ performance was strong in the first quarter. Our operations performed well during the harsh winter, as we continued our trend of posting significant quarterly increases in fee-based revenues.

“From an execution perspective, we completed or made significant progress on several large-scale projects in the first quarter. We added a second fractionator to our Moundsville, West Virginia facility, substantially completed the Keathley Canyon deepwater pipeline and prepared Gulfstar One for commissioning. Additionally, the Geismar olefins plant is expected to begin the startup of its expanded production in June.

“We’re excited about the accelerating pace of expansion projects at Transco, including Atlantic Sunrise, Dalton Lateral and our newly announced Gulf Trace project. The Atlantic Sunrise and Gulf Trace projects will serve as important infrastructure for future LNG export facilities at Cove Point and Sabine Pass.

“Our strong performance, steadfast execution and constantly growing business opportunities, give us confidence in our continued expectation of 50 percent DCF growth in 2015 versus 2013 with minimal equity issuances in 2014 and none planned for 2015. Growing cash flows are shifting financing toward debt while we continue to maintain investment grade credit metrics.”

Business Segment Performance

	1Q
	Segment Profit (Loss)*		Segment Profit + DD&A *
Amounts in millions	2014	2013	2014	2013
Northeast G&P	$6	($9)	$45	$20
Atlantic-Gulf	165	159	259	252
West	165	186	223	247
NGL & Petchem Services	167	158	184	171

Total	$503	$494	$711	$690
Adjustments	60	(6)	60	(6)

Total	$563	$488	$771	$684

* Schedules reconciling segment profit to adjusted segment profit and adjusted segment profit + DD&A are attached to this news release.

Williams Partners	2013					2014
Key Operational Metrics	1Q	2Q	3Q		4Q	1Q	1Q Change
							Year-over-year	Sequential
Fee-based Revenues (millions)	$685	$705		$721	$754	$748	9%	-1%

NGL Margins (millions)	$144	$117		$131	$127	$106	-26%	-17%
Ethane Equity sales (million gallons)	23	43		57	24	33	43%	38%
Per-Unit Ethane NGL Margins ($/gallon)	$0.03	$0.02	-$	0.01	$0.02	$0.20	567%	900%
Non-Ethane Equity sales (million gallons)	163	157		153	134	113	-31%	-16%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$0.87	$0.75		$0.85	$0.94	$0.88	1%	-6%

Olefin Margins (millions)	$150	$117		$23	$12	$28	-81%	133%
Geismar ethylene sales volumes (millions of lbs.)	246	211		N/A	N/A	N/A	N/A	N/A
Geismar ethylene margin ($/pound)	$0.37	$0.33		N/A	N/A	N/A	N/A	N/A

Northeast G&P

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 51-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream. This segment is in the early stages of developing large-scale energy infrastructure solutions for the Marcellus and Utica shale regions.

Northeast G&P reported segment profit of $6 million for first-quarter 2014, compared with segment loss of $9 million for first-quarter 2013.

The improved results are primarily due to a $36 million increase in fee revenues driven by 41 percent higher volumes and improved Laurel Mountain Midstream equity earnings. Results also reflect higher operating costs, primarily driven by increased depreciation associated with this rapidly growing segment.

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which we consolidate. The segment also includes the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region. These operations include a 51-percent interest in the Gulfstar project, a 50-percent interest in Gulfstream and a 60-percent interest in Discovery.

Atlantic-Gulf reported segment profit of $165 million for first-quarter 2014, compared with $159 million for first-quarter 2013.

Segment profit for the quarter increased primarily due to higher transportation fee revenues associated with expansion projects and new transportation rates effective in March 2013 for Transco, partially offset by lower NGL margins.

West

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported segment profit of $165 million for first-quarter 2014, compared with $186 million for first-quarter 2013.

Lower segment profit for the quarter was due to $33 million lower NGL margins, primarily driven by the expiration of a natural gas processing contract in September 2013. This decrease was partially offset by $13 million lower operating expenses.

NGL & Petchem Services

NGL & Petchem Services includes an 83.3 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. Following the completion in February 2014 of the dropdown of Williams’ Canadian operations, this segment now includes midstream operations in Alberta Canada, including an oil sands offgas processing plant near Fort McMurray, 260 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent interest in Overland Pass Pipeline.

NGL & Petchem Services reported segment profit of $167 million for first-quarter 2014, compared with $158 million for first-quarter 2013. First-quarter 2013 results have been recast to include the results of the assets acquired in the Canadian asset dropdown in February 2014.

Segment profit for the quarter increased $9 million, which primarily includes the net effect of insurance recoveries related to last year’s Geismar incident offsetting the impact of lost production.

Williams Partners – Operational Achievements

Northeast G&P

Williams Partners steadily increased the Northeast gathered volumes in first-quarter 2014 despite difficult winter weather conditions, reaching a new monthly average record of 2.3 billion cubic feet per day in the Utica-Marcellus. Average daily gathered volumes increased 38 percent in first quarter 2014 versus first quarter 2013. The Susquehanna Supply Hub grew volumes by 37 percent, Ohio Valley Midstream grew volumes by 63 percent and Laurel Mountain Midstream grew volumes by 29 percent during the quarter.

Williams Partners completed installation of additional fractionation capacity and is on track to install a de-ethanizer and stabilizer in the first half of 2014 at Ohio Valley Midstream to keep pace with producer demand.

Atlantic-Gulf

In the deepwater Gulf of Mexico, Williams Partners positioned the floating spar and completed the installation of the platform of Gulfstar One, the first-of-its-kind floating production spar, on schedule to start serving our deepwater customers in the third quarter of 2014. The turn-key product, which is part of the partnership’s offshore field development program, combines production handling services with export pipeline, oil and gas gathering and processing services.

In the Gulf of Mexico, Williams Partners completed installation of the 215-mile Keathley Canyon Connector 20-inch deepwater pipeline. The $460 million project, which includes a new shelf platform and an onshore methanol extraction plant, is due to be completed and ready to receive production within the fourth quarter of 2014.

Timely expansions to the Transco pipeline system drove record-breaking volume deliveries in areas stretching from Mississippi to New York City. Transco set a three-day delivery record Jan.6-8, 2014 when it delivered an average of 11.12 million dekatherms per day.

Williams Partners announced that the Atlantic Sunrise expansion project received binding commitments from nine shippers for 100 percent of the 1.7 million dekatherms of daily firm transportation capacity. The project includes 15-year shipper commitments from producers, local distribution companies and power generators. Williams Partners expects to bring Atlantic Sunrise into service in the second half of 2017, assuming all necessary regulatory approvals are received in a timely manner.

West

The Willow Creek processing plant in the Piceance Basin achieved a new quarterly average daily inlet volume throughput record of 479 million cubic feet per day in the first quarter.

NGL & Petchem Services

Williams Partners continues to rebuild, turnaround and expand the Geismar Olefins plant, which is expected to begin startup in the latter half of June 2014. The expansion will increase the ethylene production capacity by 600 million pounds per year to a total capacity of 1.95 billion pounds per year. Williams Partners’ share of the total capacity is approximately 1.7 billion pounds per year.

Guidance

Williams Partners’ consolidated profitability and cash flow guidance ranges are unchanged from guidance issued on February 19, 2014.

Williams Partners is reaffirming its guidance for cash distribution per limited partner unit growth of 6 percent in each of 2014 and 2015. Williams Partners continues to expect DCF for 2015 versus 2013 to increase within a range of $800 million to $1.2 billion. Several key drivers and assumptions are embedded in this estimate. The largest risks to achieving this growth in 2014 are:

a. Natural gas and natural gas liquids prices that drive assumed NGL margins and drilling activities, as well as olefins prices and margins.

b. Recovery of business interruption insurance proceeds offsetting the majority of the Geismar plant outage in 2014, which assumes a June startup.

c. The timely project completion and producer startup of the Gulfstar One project and Discovery’s Keathley Canyon System.

d. The delivery of new facilities in the Marcellus producing region along with expected volume growth.

e. The in-service date for Transco’s Rockaway Lateral.

Williams Partners has $500 million of combined business interruption and property damage insurance related to the Geismar incident (subject to deductibles and other limitations) that is expected to significantly mitigate the financial loss. Based on commodity pricing assumptions and property damage estimates, the partnership estimates approximately $430 million of cash recoveries from insurers related to business interruption losses and approximately $70 million related to property damage. In first quarter 2014, the insurers paid a second installment of $125 million and the total amount received to date is $175 million.

The assumed expanded plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and business interruption insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions.

Capital expenditures included in guidance for 2014 and 2015 have been increased by approximately $250 million. The increase includes capital expenditures related to new projects, including the Gulf Trace project in the Atlantic-Gulf, timing shifts between years and other various adjustments.

The partnership’s guidance for its earnings, distributable cash flow and capital expenditures are displayed in the following table:

Williams Partners Guidance	2014			2015
Amounts are in millions except coverage ratio.	Low	Mid	High	Low	Mid	High

DCF attributable to partnership ops. (1)	$2,220	$2,350	$2,480	$2,605	$2,785	$2,965

Total Cash Distribution (2)	$2,351	$2,419	$2,487	$2,632	$2,714	$2,796

Cash Distribution Coverage Ratio (1)	.94x	.97x	1.0x	.99x	1.03x	1.06x

Adjusted Segment Profit (1):	$2,165	$2,345	$2,525	$2,610	$2,830	$3,050

Adjusted Segment Profit + DD&A (1):	$3,060	$3,265	$3,470	$3,620	$3,865	$4,110

Capital Expenditures:
Maintenance	$305	$340	$375	$295	$325	$355
Growth	3,000	3,250	3,500	1,900	2,125	2,350

Total Capital Expenditures	$3,305	$3,590	$3,875	$2,195	$2,450	$2,705

(1)    Distributable Cash Flow, Cash Distribution Coverage Ratio, Adjusted Segment Profit and Adjusted Segment Profit + DD&A are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

(2) The cash distributions in guidance are on an accrual basis and reflect an approximate annual growth rate in limited partner distributions of 6% for each of 2014 and 2015.

Williams, Williams Partners Analyst Day Set for May 14

Williams (NYSE: WMB) is scheduled to host its annual Analyst Day event May 14. During the event, Williams’ management will give in-depth presentations covering all of Williams’ and Williams Partners L.P.‘s (NYSE:WPZ) energy infrastructure businesses and provide 2016 guidance. The event is scheduled from 8:30 a.m. to approximately 2 p.m. EDT.

On the day of the event, www.williams.com and www.williamslp.com will feature presentation files for download along with a link to a live webcast. A replay of the Analyst Day webcast will be available for two weeks following the event.

First-Quarter Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ first-quarter 2014 financial results will be posted shortly at www.williamslp.com. The information will include the data book and analyst package.

Williams and Williams Partners L.P. will host a joint Q&A live webcast on Thursday, May 1, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 949-2165. International callers should dial (719) 325-4855. A link to the live first-quarter webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The company plans to file its first-quarter 2014 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Definitions of Non-GAAP Financial Measures

This news release includes certain financial measures – distributable cash flow, cash distribution coverage ratio, adjusted segment profit and adjusted segment profit + DD&A – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted segment profit + DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.‘s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, income attributable to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit + DD&A nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains, both onshore and offshore along the Gulf of Mexico, and Canada. Williams (NYSE: WMB) owns approximately 66 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

Williams Partners L.P.

Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the private Securities Litigation Reform Act of 1995.

You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Natural gas, natural gas liquids, and olefins prices, supply and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers and counterparties;

•	Risks related financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 26, 2014, and each of our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

# # #

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2014

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, adjusted segment profit, adjusted segment profit + DD&A, distributable cash flow, and cash distribution coverage ratio that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted segment profit + DD&A is further adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P., we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, income attributable to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other adjustments. Total distributable cash flow is reduced by any amounts associated with operations which occurred prior to our ownership of the underlying assets to arrive at distributable cash flow attributable to partnership operations.

For Williams Partners L.P., we also calculate the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit, adjusted segment profit + DD&A, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2013*					2014
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$344	$272	$289	$218	$1,123	$352
Income attributable to noncontrolling interests	—	—	—	(3)	(3)	—
Depreciation and amortization	196	191	201	203	791	208
Non-cash amortization of debt issuance costs included in interest expense	3	4	4	3	14	4
Equity earnings from investments	(18)	(35)	(31)	(20)	(104)	(23)
Allocated reorganization-related costs	2	—	—	—	2	—
Loss related to Geismar Incident	—	6	4	4	14	—
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54
Contingency (gain) loss	—	—	9	16	25	—
Net reimbursements from Williams under omnibus agreements	4	4	2	3	13	3
Maintenance capital expenditures	(44)	(76)	(79)	(59)	(258)	(36)

Distributable cash flow excluding equity investments	487	366	364	483	1,700	562
Plus: Equity investments cash distributions to Williams Partners L.P.	38	41	34	41	154	43

Distributable cash flow	525	407	398	524	1,854	605
Less: Pre-partnership Distributable cash flow	28	20	20	15	83	23

Distributable cash flow attributable to partnership operations	$497	$387	$378	$509	$1,771	$582

Total cash distributed	$473	$489	$442	$556	$1,960	$566

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.05	0.79	0.86	0.92	0.90	1.03

Net income divided by Total cash distributed	0.73	0.56	0.65	0.39	0.57	0.62

*	Recast due to the dropdown of the Canadian operations to Williams Partners in first quarter 2014.

1

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2013*					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment profit (loss):
Northeast G&P	$(9)	$12	$(1)	$(26)	$(24)	$6
Atlantic-Gulf	159	152	137	166	614	165
West	186	162	207	186	741	165
NGL & Petchem Services	158	101	68	19	346	167

Total segment profit	$494	$427	$411	$345	$1,677	$503

Adjustments:
Northeast G&P
Share of impairments at equity method investee	$—	$—	$—	$7	$7	$—
Contingency loss	—	—	9	16	25	—
Loss related to compressor station fire	—	—	—	—	—	6

Total Northeast G&P adjustments	—	—	9	23	32	6
Atlantic-Gulf
Litigation settlement gain	(6)	—	—	—	(6)	—
Net loss (recovery) related to Eminence storage facility leak	—	(5)	5	(2)	(2)	—

Total Atlantic-Gulf adjustments	(6)	(5)	5	(2)	(8)	—
NGL & Petchem Services
Loss related to Geismar Incident	—	6	4	4	14	—
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54

Total NGL & Petchem Services adjustments	—	6	(31)	122	97	54

Total adjustments included in segment profit	$(6)	$1	$(17)	$143	$121	$60

Adjusted segment profit (loss):
Northeast G&P	$(9)	$12	$8	$(3)	$8	$12
Atlantic-Gulf	153	147	142	164	606	165
West	186	162	207	186	741	165
NGL & Petchem Services	158	107	37	141	443	221

Total adjusted segment profit	$488	$428	$394	$488	$1,798	$563

Depreciation and amortization (DD&A):
Northeast G&P	$29	$32	$33	$38	$132	$39
Atlantic-Gulf	93	87	92	91	363	94
West	61	58	58	59	236	58
NGL & Petchem Services	13	14	18	15	60	17

Total depreciation and amortization	$196	$191	$201	$203	$791	$208

Adjusted segment profit (loss) + DD&A:
Northeast G&P	$20	$44	$41	$35	$140	$51
Atlantic-Gulf	246	234	234	255	969	259
West	247	220	265	245	977	223
NGL & Petchem Services	171	121	55	156	503	238

Total adjusted segment profit + DD&A	$684	$619	$595	$691	$2,589	$771

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.

Note:	Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income (loss)—net in the Consolidated Statement of Comprehensive Income. Equity earnings (losses) result from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

2

Consolidated Statement of Income

(UNAUDITED)

	2013 *					2014
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$702	$717	$731	$764	$2,914	$763
Product sales	1,104	1,046	887	884	3,921	930

Total revenues	1,806	1,763	1,618	1,648	6,835	1,693
Costs and expenses:
Product costs	790	801	710	726	3,027	769
Operating and maintenance expenses	257	289	265	269	1,080	248
Depreciation and amortization expenses	196	191	201	203	791	208
Selling, general, and administrative expenses	130	131	130	128	519	130
Net insurance recoveries—Geismar Incident	—	6	(45)	13	(26)	(119)
Other (income) expense—net	1	(2)	16	22	37	17

Total costs and expenses	1,374	1,416	1,277	1,361	5,428	1,253

Equity earnings (losses)	18	35	31	20	104	23
Income (loss) from investments	(1)	(1)	(1)	—	(3)	—
General corporate expenses	45	46	40	38	169	40

Total segment profit	494	427	411	345	1,677	503

Reclass equity earnings (losses)	(18)	(35)	(31)	(20)	(104)	(23)
Income (loss) from investments	1	1	1	—	3	—
Reclass general corporate expenses	(45)	(46)	(40)	(38)	(169)	(40)

Operating income	432	347	341	287	1,407	440

Equity earnings (losses)	18	35	31	20	104	23
Interest incurred	(118)	(118)	(119)	(122)	(477)	(131)
Interest capitalized	22	22	24	22	90	25
Other investing income (loss)—net	(1)	—	—	—	(1)	—
Other income (expense)—net	6	7	7	6	26	3

Income before income taxes	359	293	284	213	1,149	360
Provision (benefit) for income taxes	15	21	(5)	(5)	26	8

Net income	344	272	289	218	1,123	352
Less: Net income attributable to noncontrolling interests	—	1	1	1	3	—

Net income attributable to controlling interests	344	271	288	217	1,120	352

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	344	271	288	217	1,120	352
Allocation of net income to general partner	142	141	64	162	509	180
Allocation of net income to Class D units	—	—	—	—	—	14

Allocation of net income to common units	202	130	224	55	611	158

Net income per common unit	$0.50	$0.31	$0.52	$0.12	$1.45	$0.36
Weighted-average number of common units outstanding (thousands)	401,969	413,901	428,682	438,626	420,916	438,626
Cash distributions per common unit	$0.8475	$0.8625	$0.8775	$0.8925	$3.480	$0.9045

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.
Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

3

Northeast G&P

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee revenues:
Gathering & processing	$59	$69	$84	$90	$302	$90
Production handling and transportation	1	3	2	4	10	3
Other fee revenues	3	6	8	6	23	6
Commodity-based revenues:
NGL sales from gas processing	1	—	3	2	6	2
Marketing sales	19	34	45	62	160	58
Other sales	—	1	(1)	—	—	—

	83	113	141	164	501	159
Intrasegment eliminations	—	—	(1)	1	—	—

Total revenues	83	113	140	165	501	159
Segment costs and expenses:
NGL cost of goods sold	—	—	(1)	—	(1)	1
Marketing cost of goods sold	20	33	46	62	161	57
Depreciation and amortization	29	32	33	38	132	39
Other segment costs and expenses	40	43	66	77	226	57
Intrasegment eliminations	—	—	(1)	1	—	—

Total segment costs and expenses	89	108	143	178	518	154
Equity earnings (losses)	(3)	7	2	(13)	(7)	1

Reported segment profit (loss)	(9)	12	(1)	(26)	(24)	6
Adjustments	—	—	9	23	32	6

Adjusted segment profit (loss)	$(9)	$12	$8	$(3)	$8	$12

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	127	142	157	180	606	179
Plant inlet natural gas volumes (Tbtu)	18	25	28	34	105	29
Non-ethane equity sales (million gallons)	1	1	3	2	7	2

NGL equity sales (million gallons)	1	1	3	2	7	2
Ethane production (million gallons)	—	1	1	1	3	1
Non-ethane production (million gallons)	21	32	39	44	136	38

NGL production (million gallons)	21	33	40	45	139	39

Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	27	29	32	36	124	34

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

4

Atlantic-Gulf

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$19	$19	$15	$17	$70	$16
Production handling and transportation	283	282	282	302	1,149	307
Other fee revenues	29	29	30	30	118	30
Commodity-based revenues:
NGL sales from gas processing	28	26	22	27	103	20
Marketing sales	176	186	167	175	704	171
Other sales	1	—	—	2	3	1
Tracked revenues:	52	59	46	43	200	53

	588	601	562	596	2,347	598
Intrasegment eliminations	1	1	1	(1)	2	2

Total revenues	589	602	563	595	2,349	600

Segment costs and expenses:
NGL cost of goods sold	6	7	5	6	24	6
Marketing cost of goods sold	176	186	167	175	704	171
Depreciation and amortization expenses	93	87	92	91	363	94
Other segment costs and expenses	118	130	132	134	514	124
Tracked costs	52	59	46	43	200	53
Intrasegment eliminations	1	1	1	(1)	2	2

Total segment costs and expenses	446	470	443	448	1,807	450

Equity earnings (losses)	16	20	17	19	72	15

Reported segment profit	159	152	137	166	614	165
Adjustments	(6)	(5)	5	(2)	(8)	—

Adjusted segment profit	$153	$147	$142	$164	$606	$165

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	39	36	31	31	137	28
Plant inlet natural gas volumes (Tbtu)	76	78	55	61	270	60

Ethane equity sales (million gallons)	8	6	7	7	28	2
Non-ethane equity sales (million gallons)	20	20	16	18	74	12

NGL equity sales (million gallons)	28	26	23	25	102	14

Ethane margin ($/gallon)	$.16	$.21	$.11	$.08	$.14	$.46
Non-ethane margin ($/gallon)	$1.03	$.89	$1.03	$1.09	$1.01	$1.10
NGL margin ($/gallon)	$.79	$.73	$.75	$.81	$.77	$1.02

Ethane production (million gallons)	61	61	42	47	211	45
Non-ethane production (million gallons)	85	91	68	73	317	71

NGL production (million gallons)	146	152	110	120	528	116

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	19	18	6	6	49	10
NGL production (million gallons)	63	64	45	46	218	47

Transcontinental Gas Pipe Line
Throughput (Tbtu)	845.6	713.1	756.8	837.5	3,153.0	949.2
Avg. daily transportation volumes (Tbtu)	9.4	7.8	8.2	9.1	8.6	10.5
Avg. daily firm reserved capacity (Tbtu)	9.3	8.9	8.8	9.3	9.1	9.6

* Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

5

West

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Gathering & processing	$134	$141	$143	$144	$562	$132
Production handling and transportation	116	110	114	118	458	116
Other fee revenues	9	9	8	7	33	8
Commodity-based revenues:
NGL sales from gas processing	142	137	151	128	558	103
Marketing sales	46	46	55	34	181	30
Other sales	10	7	8	8	33	12
Tracked revenues	—	1	—	1	2	—

	457	451	479	440	1,827	401
Intrasegment eliminations	—	—	(1)	—	(1)	—

Total revenues	457	451	478	440	1,826	401

Segment costs and expenses:
NGL cost of goods sold	44	51	54	40	189	38
Marketing cost of goods sold	46	46	55	33	180	30
Other cost of goods sold	4	2	2	3	11	4
Depreciation and amortization expenses	61	58	58	59	236	58
Other segment costs and expenses	116	131	103	118	468	106
Tracked costs	—	1	—	1	2	—
Intrasegment eliminations	—	—	(1)	—	(1)	—

Total segment costs and expenses	271	289	271	254	1,085	236

Reported segment profit	186	162	207	186	741	165
Adjustments	—	—	—	—	—	—

Adjusted segment profit	$186	$162	$207	$186	$741	$165

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)	240	250	254	244	988	229
Plant inlet natural gas volumes (Tbtu)	295	305	310	264	1,174	249

Ethane equity sales (million gallons)	15	37	51	12	115	4
Non-ethane equity sales (million gallons)	102	106	110	89	407	69

NGL equity sales (million gallons)	117	143	161	101	522	73

Ethane margin ($/gallon)	$(0.03)	$(0.01)	$(0.02)	$(0.001)	$(0.02)	$0.12
Non-ethane margin ($/gallon)	$0.96	$0.81	$0.89	$0.99	$0.91	$0.94
NGL margin ($/gallon)	$0.83	$0.60	$0.61	$0.86	$0.71	$0.89

Ethane production (million gallons)	98	124	139	89	450	60
Non-ethane production (million gallons)	262	281	294	246	1,083	233

NGL production (million gallons)	360	405	433	335	1,533	293

Northwest Pipeline LLC
Throughput (Tbtu)	201.0	136.9	168.6	210.4	716.9	192.4
Avg. daily transportation volumes (Tbtu)	2.2	1.5	1.8	2.3	2.0	2.1
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0

6

NGL & Petchem Services

(UNAUDITED)

	2013*					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues:
Production handling and transportation	$6	$6	$6	$5	$23	$7
Other fee-based revenues	26	31	29	31	117	33
Commodity-based revenues:
NGL sales from gas processing	37	24	22	28	111	54
Olefin sales	269	228	67	29	593	79
Marketing sales	684	673	645	644	2,646	698
Other sales	15	11	11	9	46	11

	1,037	973	780	746	3,536	882
Intrasegment eliminations	(79)	(80)	(56)	(54)	(269)	(77)

Total revenues	958	893	724	692	3,267	805

Segment costs and expenses:
NGL cost of goods sold	14	12	9	12	47	28
Olefins cost of goods sold	119	111	44	17	291	51
Marketing cost of goods sold	679	678	630	638	2,625	684
Other cost of goods sold	13	10	10	7	40	12
Depreciation and amortization expenses	13	14	18	15	60	17
Other segment costs and expenses	46	55	13	52	166	(70)
Intrasegment eliminations	(79)	(80)	(56)	(54)	(269)	(77)

Total segment costs and expenses	805	800	668	687	2,960	645
Equity earnings (losses)	5	8	12	14	39	7

Reported segment profit	158	101	68	19	346	167
Adjustments	—	6	(31)	122	97	54

Adjusted segment profit	$158	$107	$37	$141	$443	$221

Operating statistics

Ethane equity sales (million gallons)	—	—	—	3	3	27
Non-ethane equity sales (million gallons)	40	29	25	26	120	30

NGL equity sales (million gallons)	40	29	25	29	123	57

Ethane production (million gallons)	—	—	—	7	7	29
Non-ethane production (million gallons)	36	35	24	18	113	30

NGL production (million gallons)	36	35	24	25	120	59

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	246	211	10	—	467	—
Geismar ethylene margin ($/lb)	$0.37	$0.33	$0.05	$—	$0.34	$—
Canadian propylene sales volumes (millions lbs)	35	36	27	20	118	32
Canadian alky feedstock sales volumes (million gallons)	9	10	7	5	31	7

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	7,402	11,151	13,174	11,463	43,190	8,612

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.

7

Capital Expenditures and Investments

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Northeast G&P	$307	$298	$338	$407	$1,350	$359
Atlantic-Gulf	174	276	290	247	987	180
West	63	58	55	35	211	22
NGL & Petchem Services**	158	148	249	200	755	161
Other	2	1	1	4	8	2

Total*	$704	$781	$933	$893	$3,311	$724

Purchase of businesses:
NGL & Petchem Services***	$(25)	$—	$—	$—	$(25)	$25

Purchase of investments:
Northeast G&P	$72	$37	$123	$1	$233	$163
Atlantic-Gulf	15	50	35	93	193	51
NGL & Petchem Services	6	2	4	1	13	1

Total	$93	$89	$162	$95	$439	$215

Summary:
Northeast G&P	$379	$335	$461	$408	$1,583	522
Atlantic-Gulf	189	326	325	340	1,180	231
West	63	58	55	35	211	22
NGL & Petchem Services	139	150	253	201	743	187
Other	2	1	1	4	8	2

Total	$772	$870	$1,095	$988	$3,725	$964

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$716	$822	$970	$825	$3,333	769
Purchase of businesses	(25)	—	—	—	(25)	25
Purchase of investments	93	89	162	95	439	215

Total	$784	$911	$1,132	$920	$3,747	$1,009

*Increases to property, plant, and equipment**	$716	$822	$970	$825	$3,333	769
Changes in related accounts payable and accrued liabilities**	(12)	(41)	(37)	68	(22)	(45)

Capital expenditures**	$704	$781	$933	$893	$3,311	$724

**	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.
***	The first quarter of 2013 relates to a working capital adjustment associated with the acquisition of the olefins business from a subsidiary of Williams and the first quarter of 2014 relates to the acquisition of certain Canadian operations from a subsidiary of Williams.

8

Williams Partners L.P.

	2014 Guidance	2015 Guidance
(Dollars in millions, except coverage ratios)	Midpoint	Midpoint
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$1,918	$2,085
Depreciation and amortization	920	1,035
Maintenance capital expenditures	(340)	(325)
Attributable to noncontrolling interests	(45)	(105)
Geismar Incident adjustments	(116)	—
Other / Rounding	36	95

Distributable cash flow	2,373	2,785
Less: Pre-partnership Distributable cash flow	23	—

Distributable cash flow attributable to partnership operations	$2,350	$2,785

Total cash to be distributed	$2,419	$2,714

Coverage ratios:
Distributable cash flow divided by Total cash to be distributed	0.97	1.03

Net income divided by Total cash to be distributed	0.79	0.77

Reconciliation of Non-GAAP “Adjusted Segment Profit” and “Adjusted Segment Profit + DD&A” to GAAP “Segment Profit”
Segment profit:
Northeast G&P	$189	$355
Atlantic-Gulf	630	965
West	620	595
NGL & Petchem Services	1,016	915

Total segment profit	$2,455	$2,830

Adjustments:
Northeast G&P- loss related to compressor station fire	$6	$—
Atlantic-Gulf	—	—
West	—	—
NGL & Petchem Services - Geismar Incident adjustment for insurance and timing	(116)	—

Total adjustments	(110)	$—

Adjusted segment profit:
Northeast G&P	$195	$355
Atlantic-Gulf	630	965
West	620	595
NGL & Petchem Services	900	915

Total adjusted segment profit	$2,345	$2,830

Depreciation and amortization (DD&A):
Northeast G&P	$170	$210
Atlantic-Gulf	430	495
West	235	235
NGL & Petchem Services	85	95

Total depreciation and amortization	$920	$1,035

Adjusted segment profit + DD&A:
Northeast G&P	$365	$565
Atlantic-Gulf	1,060	1,460
West	855	830
NGL & Petchem Services	985	1,010

Total adjusted segment profit + DD&A	$3,265	$3,865

9